Item 77Q(1)(g)
Touchstone Strategic Trust

The following document is included as an exhibit in the Registrant's Form N-14 filed with the SEC on September 25, 2015,
(SEC Accession No. 0001104659-15-067427) and is incorporated by reference herein:

Form of Agreement and Plan of Reorganization, with respect to Touchstone Moderate Growth Allocation Fund and Touchstone Growth
Allocation Fund.